UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ASHFORD HOSPITALITY PRIME, INC.
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On June 1, 2016, Ashford Hospitality Prime, Inc. issued the following press release:

NEWS RELEASE

Contact:	Trevor Gibbons	Jordan Jennings	Marilynn Meek
	Edelman	Investor Relations	Financial Relations Board
	(212) 704-8166	(972) 778-9487	(212) 827-3773

PROXY ADVISORY FIRM EGAN-JONES RECOMMENDS ASHFORD PRIME
STOCKHOLDERS VOTE “FOR” ALL ASHFORD PRIME DIRECTORS

DALLAS, June 1, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced that Egan-Jones, a leading independent proxy voting and corporate governance advisory firm, recommended Ashford Prime stockholders vote “FOR” all of the Company’s directors.  Last week, the Company announced that Glass Lewis, another leading independent proxy voting and corporate governance advisory firm, also recommended Ashford Prime stockholders vote “FOR” all of the Company’s directors.

The Egan-Jones and Glass Lewis reports follow the United States District Court for the Northern District of Texas ruling on May 23, 2016, which declared that Sessa Capital’s (“Sessa”) slate of candidates is invalid and ineligible to stand for election to Ashford Prime’s board at the 2016 annual meeting of stockholders (“2016 Annual Meeting”). As a result, all of Sessa’s proxy materials are invalid and may be discarded. All stockholders are reminded that votes cast on Sessa’s proxy materials cannot be counted at the 2016 Annual Meeting under court order.

The Egan-Jones and Glass Lewis recommendations, the Company believes, provide further validation that the Company’s recently announced initiatives from its strategic alternatives process and enhancements to its governance through additional independent board directors are the right steps for all Ashford Prime stockholders and that Sessa’s many allegations towards the Company and its directors are unfounded.

Ashford Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime's control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime's filings with the Securities and Exchange Commission (the “SEC”).
The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
Important Information
Ashford Hospitality Prime, Inc. (“Ashford Prime”) plans to file with the SEC and furnish to its stockholders a Proxy Statement in connection with its 2016 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2016 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Ashford Prime files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.
Certain Information Concerning Participants
Ashford Prime, its directors and named executive officers may be deemed to be participants in the solicitation of Ashford Prime’s stockholders in connection with its 2016 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime’s proxy statement dated April 17, 2015, which is filed with the SEC. To the extent holdings of Ashford Prime’s securities have changed since the amounts printed in the proxy statement, dated April 17, 2015, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
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